Form of

                                 Amendment No. 4


Amendment to the Participation Agreement among ReliaStar Life Insurance Company of New York (formerly ReliaStar Bankers Security Life Insurance Company) (the "Company"), Variable Insurance Products Fund II (the "Fund") and Fidelity Distributors Corporation (the "Underwriter") dated March 9, 1995 (the Agreement").

1) Schedule A is hereby revised as follows:


                                         Schedule A


Name of Separate Account      Policy Form Numbers of Contracts       Fidelity Fund/Initial Class
and Date Established by       Funded by Separate Account             ---------------------------
Board of Directors            --------------------------
------------------

ReliaStar Life Insurance      85-499                                 VIP II Contrafund Portfolio
Company of New York                                                  VIP II Index 500 Portfolio
Variable Annuity Separate                                            VIP II Investment Grade
Account II                                                           Bond Portfolio



IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of _______________, 199__.


RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By: _____________________________
Name:
Title:


VARIABLE INSURANCE PRODUCTS FUND II

By: _____________________________
Name:  Robert C. Pozen
Title:    Senior Vice President


FIDELITY DISTRIBUTORS CORPORATION

By: _____________________________
Name:  Kevin J. Kelly
Title:    Vice President